Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement (Form S-4) of PacWest Bancorp and to the incorporation by reference therein of our reports dated February 25, 2013, with respect to the consolidated financial statements of CapitalSource Inc., and the effectiveness of internal control over financial reporting of CapitalSource Inc, included in its Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
October 28, 2013